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                                AMENDMENT NO. 1 TO THE
                                MASTER TRUST AGREEMENT
                                         FOR
                                      SC BANCORP
                               EXECUTIVE DEFERRAL PLANS



    SC BANCORP, a California corporation (the "Company") hereby amends the above-named trust (the "Trust"), effective as of January 1, 1997, as follows:

         Section 1.5(d) of the Trust is amended in its entirety to read as follows:

    "1.5 (d)  'Change in Control' shall be deemed to have occurred if and when:

              (i) the Company shall consummate a merger or consolidation (a 'Transaction') with another corporation; PROVIDED, HOWEVER, that a Change of Control shall not be deemed to have occurred with respect to a Transaction if the beneficial owners of the outstanding shares entitled to vote in the election of directors immediately prior to such Transaction will beneficially own more than sixty percent (60%) of the outstanding shares entitled to vote in the election of directors of the corporation resulting from the consummation of the Transaction; or

              (ii) twenty-five percent (25%) of the Company's securities then entitled to vote in the election of directors shall be acquired by any 'person' (as such term is used in Sections 13(d) of the Securities Exchange Act of 1934, as amended); or

              (iii)during any period of twenty-four (24) consecutive
                   months, individuals who at the beginning of such period were members of the Board of Directors of the Company (the 'Incumbent Board') shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company, provided that any person becoming a director


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                        subsequent to the beginning of such period whose
                        election or nomination for election was approved by a vote of at least eighty-five percent (85%) of the directors comprising the Incumbent Board shall be, for purposes hereof, considered as though such person were a member of the Incumbent Board; or

              (iv) the Company or the Bank shall sell all, or substantially all, of its assets to another corporation."


                             *   *   *   *   *


         IN WITNESS WHEREOF the Company and the Trustee have signed this Amendment No. 1 to the Master Trust Agreement effective as of January 1, 1997.


TRUSTEE:                     THE COMPANY:
WELLS FARGO BANK, N.A.       SC BANCORP,
                             a California corporation

By: /s/ Jonathan L. Andersen           By: /s/ H.A. Beisswenger
    -------------------------------        ---------------------------
    Title: Assistant Vice President    Title: Chr.
           ------------------------           ----------



By: /s/ Dana Chrisikos                 By: /s/ Donald E. Wood
    -------------------------------        ---------------------------
    Title: Assistant Vice President    Title: Vice Chr.
           ------------------------           --------------------


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